Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statement on Form S-8 for the IT&E International Group, Inc. 2005 Equity Incentive Plan (File # 333-132405), of our report dated July 7, 2006, relating to the financial statements of Averion, Inc. as of and for the years ended December 31, 2005 and 2004.

                                                                        /s/ Carlin, Charron & Rosen, LLP

Westborough, Massachusetts

October 13, 2006